Exhibit 4.2

ISSUING AND PAYING
AGENCY AGREEMENT

between

STERLING NATIONAL BANK,
as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,
as Issuing and Paying Agent and Note Registrar

September 2, 2016

THIS ISSUING AND PAYING AGENCY AGREEMENT, made and dated as of September 2, 2016 (this “Agreement”), between Sterling National Bank, a national banking association, as issuer (the “Issuer”), and U.S. Bank National Association, as the issuing and paying agent and note registrar (hereinafter sometimes referred to, in each such capacity, the “Agent”).

WHEREAS, the Issuer previously issued $110,000,000 aggregate principal amount of its 5.25% fixed-to-floating rate subordinated notes due 2026 on March 29, 2016 (the “Existing Notes”) and Issuer and Agent entered into the Issuing and Paying Agency Agreement, dated as of March 29, 2016 with respect to the Existing Notes.

WHEREAS, the Issuer proposes to issue an additional $65,000,000 aggregate principal amount of its 5.25% fixed-to-floating rate subordinated notes due 2026 (the “Notes”) pursuant to the offering circular, dated August 30, 2016 (the “Offering Circular”), pursuant to Section 16.6 of the regulations of the Office of the Comptroller of the Currency (the “OCC”) and in transactions that are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(2) of the Securities Act.

WHEREAS, the Notes are an additional issuance of, will have terms identical to, be fully fungible with, rank equally in right of payment with, and form a single series with, the Existing Notes.

WHEREAS, the Issuer previously issued a global note having an aggregate principal amount of $110,000,000 and registered in the name of Cede & Co. to represent the Existing Notes at the time the Existing Notes were issued and will issue an additional global note to represent the Notes.

NOW, THEREFORE, in consideration of the covenants and agreements made herein, the parties hereto agree as follows:

Section 1.          Definitions. The words and terms used herein unless otherwise defined herein shall have the respective meanings assigned to such terms in the Notes.

Section 2.         Appointment and Acceptance. The Issuer hereby appoints U.S. Bank National Association, as Issuing and Paying Agent and Note Registrar with respect to the Notes, upon the terms and conditions set forth herein, and U.S. Bank National Association hereby accepts such appointment and agrees to perform all of the duties of Issuing and Paying Agent and Note Registrar in accordance with the terms of the Notes and this Agreement.

Section 3.         Form of Note Certificates. The Issuer shall deliver to the Agent completed Notes executed by manual or facsimile signature of an officer of the Issuer duly authorized to execute the Notes together with an order requesting the Agent to authenticate such Notes (an “Authentication Order”). Such Notes will be in such form as the Issuer shall deliver to the Agent.

Any Note bearing the manual or facsimile signature of a person who is duly authorized to execute such Note on the date such signature is affixed shall bind the Issuer after the completion thereof by the Agent notwithstanding that such person shall have ceased to hold his or her office on the date such Note is authenticated and delivered by the Agent.

Unless the Issuer notifies the Agent to the contrary, all Notes will be represented by one note certificate, hereinafter called the “Global Note.” The Global Note shall be registered in the name of a nominee of The Depository Trust Company (“DTC”), as Depositary. Beneficial interests in the Global Note will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants.

Section 4.         Certificate of Authorized Representatives of the Issuer. The Issuer shall furnish the Agent with a certificate of the Issuer certifying the incumbency and specimen signatures of representatives of the Issuer authorized to instruct the Agent regarding the completion and delivery of the Notes (each, an “Authorized Representative”). The Agent shall have no responsibility to the Issuer to determine whether a signature of an Authorized Representative is genuine if such signature resembles the specimen signature of such Authorized Representative on such certificate.

Section 5.         Duties of Issuing Agent: Completion, Authentication and Delivery.

(a)        The Global Note shall be issued and delivered in accordance with the Blanket Letter of Representations from the Issuer to DTC, dated as of March 18, 2016. All instructions regarding the completion and delivery of the Global Note shall be given by an Authorized Representative by facsimile or other means acceptable to the Agent. All Authentication Orders with respect to the completed Global Note delivered for authentication to the Agent shall be in writing and shall be executed by an Authorized Representative. Upon receipt of instructions as described above, the Agent shall:

(1)         manually authenticate the Global Note by any one of the officers or employees of the Agent duly authorized and designated by it for such purpose; and

(2)         hold the Global Note as custodian for DTC.

(b)          The Agent shall incur no liability in acting hereunder upon any instructions or Authentication Order contemplated hereby which the Agent believed in good faith to have been given by an Authorized Representative.

(c)          Each instruction or Authentication Order given to the Agent in accordance with this Section 5 shall constitute a representation and warranty to the Agent by the Issuer that the issuance and delivery of the Note or Notes to which the instruction or Authentication Order relates has been duly and validly authorized by the Issuer, that such Note or Notes when completed, authenticated and delivered pursuant hereto, will constitute the legal, valid and binding obligation of the Issuer, and that the Agent’s appointment to act for the Issuer hereunder has been duly authorized by all necessary corporate action of the Issuer.

Section 6.          Duties of Note Registrar: Registration, Registration of Transfer and Exchange. The Agent, in its capacity as Note Registrar, shall, so long as any of the Notes remain outstanding, subject without limitation to Section 3 above, maintain all records as may be customary or provided to it and shall:

(a)          keep at its Paying Agent Office in St. Paul, Minnesota (the “Paying Agent Office”), a register (the “Note Register”) in such form as the Agent may determine, in which, subject to reasonable regulations as it may prescribe, it shall provide for the registration of Notes and of transfers of Notes;

(b)          maintain records showing for each outstanding Note the principal amount and other terms thereof; all subsequent transfers and changes of ownership thereof; and the name, address and tax identification number of the registered holder of such Note (each, a “Holder”);

(c)          record any transfer of Notes the Issuer has approved, it being understood that such approval shall be based solely on matters relating to compliance with federal and state securities laws;

(d)          prepare all such lists of Holders as may be required by the Issuer or any person needing such information and so authorized in writing by the Issuer; and

(e)          during regular office hours and upon reasonable prior written notice, make the Note Register available to the Issuer or the Issuer’s duly appointed employee or agent; provided that the Agent shall have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and it shall be fully protected in acting or refraining from acting on any such information provided by DTC.

The Issuer, the Agent and any agent of the Issuer or the Agent may treat the person in whose name a Note is registered (which in the case of a Global Note, shall be DTC or its nominee) as the absolute owner and Holder of such Note for all purposes whatsoever, and none of the Issuer, the Agent or any agent of any of them shall be affected by notice to the contrary. Any reference herein and in any Note to the term “Holder” of a Note or “registered holder” shall be to the person in whose name a Note is registered in the register maintained for such purposes pursuant to Section 6 hereof. Neither any members of, or participants in, DTC (“Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Agreement with respect to any Global Note registered in the name of DTC or any nominee thereof, or under any such Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Agent or any agent of the Issuer or the Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or such nominee, as the case may be, or impair, as between DTC, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a Holder of any Global Note. Neither the Agent nor the Issuer shall have any responsibility for any actions taken or not taken by DTC.

Upon surrender for registration of transfer of any Note at the Paying Agent Office, the Issuer shall execute, and the Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of authorized denominations (which in no case may be less than $250,000 and integral multiples of $1,000 in excess thereof) and of a like tenor and aggregate principal amount; provided that, unless and until it is exchanged in whole or in part for individual Notes represented thereby, the Global Note may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

If (i) DTC notifies the Issuer in writing that it is unwilling or unable to act as Depositary or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Issuer within 90 days, (ii) the Issuer, at its option, notifies the Agent, in writing that it elects to cause the issuance of Notes in definitive form or (iii) any event shall have happened and be continuing that, after notice or lapse of time or both, would constitute an Event of Default with respect to the Notes, then, upon surrender by DTC or a successor depositary of the Global Notes, the Agent shall authenticate and deliver Notes, upon receipt of instructions from the Issuer, of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Note outstanding in exchange for such Global Note, to each person that DTC or a successor depositary identifies as the beneficial owner of the related Notes.

Upon the exchange of the Global Note for Notes in definitive form upon the occurrence of any of the events described above, the Global Note shall be cancelled by the Agent. Notes issued in exchange for the Global Note shall be registered in such names and in such authorized denominations, and delivered to such addresses, as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Agent in writing. The Agent shall deliver such Notes to the persons in whose names such Notes are registered or to DTC, in fully registered form without coupons in denominations of $250,000 or any amount in excess thereof that is an integral multiple of $1,000. Such Notes may not subsequently be exchanged by a Holder for Notes in denominations of less than $250,000.

In case any Note shall at any time become mutilated, destroyed, lost or stolen and such Note or evidence satisfactory to the Issuer of the loss, theft or destruction thereof (together with indemnity satisfactory to the Agent and the Issuer and such other documents or proof as may be required by the Agent and the Issuer) shall be delivered to the Agent and the Issuer, the Agent shall authenticate and deliver, upon receipt of instructions from the Issuer, a new Note of like tenor in exchange for the Note so mutilated, or in lieu of the Note so destroyed or lost or stolen.

Section 7.         Duties of Paying Agent: Payment of Notes; Interest.

(a)        Payment of principal (and premium, if any) and interest on the Notes shall be made by the Agent in the manner and on the dates specified in the Notes from funds deposited by the Issuer with the Agent for such payments as provided in Section 10. The Agent shall have no obligation to use its own funds for any such payment of principal, premium, if any, or interest on the Notes. Payments due at the maturity or redemption of a Note shall be made only upon presentation and surrender of such Note. Any money that the Issuer pays to the Agent for the purpose of making payments on the Notes and that remains unclaimed two years after the payments were due will, at the Issuer’s written request, be returned to it. After that time, any Holders of such Notes can only look to the Issuer for payment on such Notes.

(b)        The Issuer may appoint a calculation agent (the “Calculation Agent”), which Calculation Agent will calculate the interest payable for each Interest Payment Date that the Notes shall accrue interest at a floating rate in accordance with the terms of the Notes. The Calculation Agent shall calculate the interest payable in accordance with the terms of the Notes and absent manifest error, such interest calculation determination shall be binding and conclusive on the Holders of the Notes and the Issuer. Promptly following each Regular Record Date (as defined in the Note), the Calculation Agent will advise the Issuer of the amount of interest (to the extent then known) due on the next succeeding Interest Payment Date (as defined in the Note); provided, however, the Agent shall have no responsibility to determine or calculate any premium due on the Notes or a make-whole amount due and owing on the Notes, if any. On the date hereof and unless and until the Issuer appoints a new Calculation Agent, the Agent shall serve as Calculation Agent, subject to the terms and conditions contained herein. If at any time the Agent is not acting as the Calculation Agent with respect to the Notes, the Agent will give any appointed Calculation Agent, which may include the Issuer, written notice of each Interest Payment Date with respect to such Note at least ten Business Days prior to such Interest Payment Date.

Section 8.          Optional Redemption. In the event the Issuer elects to redeem any Notes in whole or in part, the Issuer shall give written notice to the Agent of the principal amount of such Notes to be so redeemed in accordance with the terms set forth in the Notes. In any such written notice, (a) if certificated notes are to be redeemed, the Issuer shall identify such notes by specifying the interest rate or formula pursuant to which interest is calculated on such notes, the Interest Payment Dates, the stated maturity date and redemption terms or (b) if book-entry notes are to be redeemed, the Issuer shall identify such notes by specifying the CUSIP number assigned to the Global Note or notes representing such notes. The Agent shall cause any such notice of redemption to be forwarded to the Holders of the Notes to be redeemed in accordance with the terms set forth in the Notes in the name and at the expense of the Issuer. Whenever less than all of the Notes of like tenor and terms are to be redeemed, (a) if such Notes are Global Notes held by the Agent as custodian for the Depositary or its nominee, the Agent shall reduce the principal amount of one or more Global Notes, by the amount of such redemption, by means of an appropriate adjustment on the records of the Agent, subject to the rules and procedures of the Depositary, or (b) in the case of all other Notes, the Agent shall select the Notes to be so redeemed ratably among Holders. Any Note which is to be redeemed in part only pursuant to clause (b) of the preceding sentence shall be surrendered to the Paying Agent Office, and the Issuer shall execute, and upon receipt of instructions from an Authorized Representative of the Issuer, the Agent shall authenticate and deliver to the Holder of such Note, without service charge, a new Note of like tenor and terms, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of such Note so surrendered.

Section 9.         Proceeds of Sale of Notes. Proceeds received in payment for the Notes are to be in immediately available funds and shall be immediately credited to an account designated in writing by the Issuer to the Issuing and Paying Agent and the Note Registrar and maintained by the Issuer. Subject to the availability of funds, upon receipt of instructions from an Authorized Representative of the Issuer, proceeds from the sale of Notes may, prior to the time such proceeds are received, be used in payment of the principal of, and premium, if any, and interest on, other Notes of the Issuer presented for payment on the Maturity Date or any earlier date on which the principal thereof is due and payable, or be transferred for credit to the account of the Issuer at another bank.

Section 10.        Deposit of Funds. The Issuer shall deposit with the Agent by 9:30 a.m., New York time (i) on each Interest Payment Date (as such term is defined in such Note) of a Note an amount in immediately available funds sufficient to pay the interest due on such date and (ii) on the Maturity Date (as such term is defined in such Note) or earlier redemption date an amount in immediately available funds sufficient to pay the principal of such Note, the premium due thereon, if any, and the interest accrued thereon to, but excluding, such Maturity Date or redemption date, as the case may be. The Agent shall clearly identify in its books and records funds relating to the Notes.

Section 11.        Fees and Expenses of the Agent. The Issuer shall pay such fees and expenses of the Agent for the performance of its duties as Issuing and Paying Agent and Note Registrar hereunder as may be mutually agreed upon from time to time in writing and the Issuer agrees promptly to pay such compensation and to reimburse the Agent for the reasonable out-of-pocket documented expenses (including reasonable counsel fees and expenses not to exceed $5,000) incurred by it in connection with or arising out of its services hereunder, except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct, and the Agent shall provide the Issuer with reasonable notice of any expenditure incurred that is not in the ordinary course of business.

Section 12.        Conditions. The Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees:

(a)          Agency. The Agent shall not be liable for any costs, expenses, damages, liabilities or claims hereunder, except to the extent directly arising out of the Agent’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. In acting under this Agreement and in connection with the Notes, the Agent is acting solely as agent of the Issuer and does not assume any responsibility for the correctness of the recitals in the Notes (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust, for or with any of the owners or Holders of the

Notes. Nothing in this Agreement shall create a fiduciary relationship between the Agent, any Holders of the Notes or any other party.

(b)         Advice of Counsel. The Agent may consult with Issuer’s counsel or other independent counsel satisfactory to them, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)         Reliance. The Agent may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond debenture, note, other evidence of indebtedness or other paper or document delivered to it or believed by it to be genuine and to have been signed or presented by the proper party or parties. The Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(d)         Interest in the Notes, etc. The Agent, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuer with the same rights as it would have if it were not the Agent.

(e)         Non-Liability for Interest. The Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

(f)         Certifications. Whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate delivered to the Agent and signed by the President, the Chief Executive Officer, the Chief Financial Officer, an Executive Vice President, the Treasurer, the Corporate Secretary, an Assistant Secretary or any Attorney-in-Fact of the Issuer.

(g)         No Implied Obligations. The duties and obligations of the Agent, with respect to matters governed by this Agreement, shall be determined solely by the express provisions hereof, and the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and the Notes, as applicable, and no implied covenants or obligations shall be read into this Agreement or the Notes against the Agent. No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)         Enforceability of Rights. The rights, privileges, protections, immunities and benefits given to the Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agent in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

(i)          Agents. The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j)          Occurrences Beyond Reasonable Control. In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder, arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Agent shall maintain a business continuity plan and otherwise use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances).

(k)         Damages. In no event shall the Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)          Disclaimer. The recitals contained herein and in the Notes, except the Agent’s certificates of authentication, shall be taken as the statements of the Issuer, and the Agent (or any person authorized by the Agent to act on behalf of the Agent to authenticate the Notes (an “Authenticating Agent”)) assumes no responsibility for their correctness. The Agent makes no representations as to the validity or sufficiency of this Agreement or of the Notes. The Agent or any Authenticating Agent shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

(m)         Judicial Orders. If at any time the Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects this Agreement or the Notes (each, an “Order” and including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of funds), the Agent shall use reasonable efforts to provide the Issuer with written notice of Agent’s receipt of service as promptly as practicable under the circumstances (unless prohibited by applicable law or such Order), so that Issuer may, at its option, decide whether to seek a modification of any such Order. The Agent agrees that it will reasonably cooperate in all reasonable respects with Issuer’s efforts to obtain such modification. The Agent is authorized to comply with any such Order (regardless of whether Issuer successfully obtains a modification of the Order should it seek to do so) in any manner as the Agent or its legal counsel of its own choosing deems appropriate; provided, however, that the Agent shall delay compliance with an Order until any proceedings instituted by Issuer seeking modification of the Order have been resolved or until (based on the advice of Agent’s legal counsel) further delay in complying with the Order would expose Agent to penalties or sanctions for its failure to comply or would adversely affect the Agent’s ability to comply. If the Agent complies with any Order in accordance with the provisions of this paragraph, the Agent shall not be liable to any of the parties hereto or to any other person or entity even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(n)         Taxes. In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Agreement and the Notes in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Issuer agrees (i) to provide to the Agent sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Agent can determine whether it has tax related obligations under Applicable Law and (ii) that the Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Agent shall not have any liability. The terms of this Section 12(n) shall survive the termination of this Agreement.

(o)         Calculations. Except as otherwise provided herein, the Agent shall not be responsible for and accepts no liability with respect to determining, calculating or confirming any date, value or amount related to the Notes. It shall be the responsibility of the Issuer to notify the Agent in writing of same in timely fashion to the extent the Issuer has such information and to the extent the Agent is required to have such information to perform the duties and obligations of the Agent set forth herein or in the Notes.

Section 13.        Indemnification. Notwithstanding any satisfaction or discharge of any Notes, the Issuer shall indemnify the Agent and its directors, officers, agents and employees against any and all loss, liability, costs, damages, claims, actions, expenses or demands which it may incur or sustain or which may be made against it in connection with its appointment or the exercise of its powers and duties hereunder as well as the reasonable and documented costs, including the expenses and fees of counsel in defending any claim, action or demand, including any claim under this Section 13 (regardless of whether such claim, action or demand is brought by the Issuer), except such as may result from the Agent’s willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction. The Agent shall incur no liability and shall also be indemnified and held harmless by the Issuer for, or in respect of, any actions taken or suffered to be taken in good faith by the Agent in accordance herewith and in reliance upon the written (i) opinion or advice of counsel, (ii) instructions that are believed, in good faith, to be duly authorized by the Issuer, or (iii) that officers’ certificate, dated as of the date hereof, executed by officers of the Issuer and delivered to the Agent on the date hereof.

Section 14.        Resignation or Removal of the Agent.

(a)          Except as provided below, the Agent may, at any time, resign as Note Registrar, as Issuing Agent or as Paying Agent, by giving written notice to the Issuer of its intention to resign from any or all such offices, specifying the date on which its desired resignation shall become effective; provided that such notice shall be given not less than 45 days prior to the said effective date, unless the Issuer otherwise agrees in writing. Except as provided below, the Agent may be removed from any or all of the offices to which it is hereby appointed by the Issuer upon delivering to the Agent an instrument in writing signed by the Issuer specifying such removal and the date when such removal shall become effective (such effective date being at least 20 days after said filing).

(b)          If at any time the Agent shall resign or be removed from any or all of the offices to which it is hereby appointed, then a successor Note Registrar, Issuing Agent or Paying Agent, as the case may be, shall be appointed by the Issuer by an instrument in writing delivered to the successor Note Registrar, Issuing Agent or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Note Registrar, Issuing Agent or Paying Agent, as the case may be, and acceptance by the latter of such appointment, the former Note Registrar, Issuing Agent or Paying Agent, as the case may be, shall cease to hold such office.

(c)          Any successor Note Registrar, Issuing Agent or Paying Agent appointed hereunder shall execute and deliver to its predecessor and the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Note Registrar, Issuing Agent or Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as the Note Registrar, Issuing Agent or Paying Agent hereunder, and such predecessor shall thereupon become obligated to transfer and deliver, and such successor shall be entitled to receive, copies of any relevant records maintained by such predecessor Note Registrar, Issuing Agent or Paying Agent.

(d)          Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Note Registrar, Issuing Agent or Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer.

(e)          The provisions of Sections 11 and 13 hereof shall survive any resignation or removal hereunder and the termination of this Agreement with respect to matters occurring prior to any such resignation or removal and the termination of this Agreement.

Section 15.         Event of Default Notification. The Issuer will promptly notify the Agent upon the occurrence of an Event of Default or of the curing of an Event of Default, and the Issuer will provide copies of any such notice of the occurrence of an Event of Default or the curing of an Event of Default to the Agent, whereupon the Agent will promptly mail by first-class mail, postage prepaid, copies of such notice to the Holders of the Notes in the Note Register at their respective addresses appearing in the Agent’s records. The Agent shall have no obligation to act as a fiduciary to the Holders of the Notes (or any other party) and shall have no duty to enforce this Agreement or the Notes against the Issuer.

Section 16.         Notices. All notices, instructions and communications between the parties hereto in connection with this Agreement shall be delivered in person, sent by letter, facsimile or other method acceptable to the recipient, in the case of the Issuer, to it at 21 Scarsdale Road, Yonkers, New York 10707, Attention: James P. Blose, with a copy to Squire Patton Boggs (US) LLP, 2550 M Street, NW, Washington, DC 20037, Attention: Abby E. Brown, and in the case of the Agent, to it at 100 Wall Street – Suite 1600, New York, New York 10005, Attention: Global Corporate Trust Services.

The Agent shall have the right to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Agent to be authorized to give instructions and directions on behalf of the Issuer. The Agent shall not have any duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Agent shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Agent, including without limitation the risk of the Agent acting on unauthorized instructions, and the risk of interception and misuse by third-parties.

Section 17.         Successors and Assigns. The rights, duties and obligations of the Issuer and the Agent hereunder shall inure, without further act, to their respective successors and assigns.

Section 18.         Amendments. This Agreement may be amended only by an instrument in writing signed by the Issuer and the Agent.

Section 19.         Counterparts. This Agreement may be executed in one or more counterparts and, if executed in one or more counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 20.         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 21.         Severability. In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 22.         Waiver of Jury Trial. EACH OF THE AGENT AND THE ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 23.         Jurisdiction. Each of the Agent and the Issuer submits to the jurisdiction of the courts of the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in any court of the State of New York or that such suit, action or proceeding brought in a court of the State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

Section 24.         USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,

2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Agent, like all financial institutions, is required to obtain, verify, and record information that identified each person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Agent with such information as the Agent may request in order for the Agent to satisfy the requirements of the USA Patriot Act.

Section 25.         No Subordination. The obligations of the Issuer under Sections 11 and 13 to compensate and indemnify the Agent and to pay or reimburse the Agent for expenses, disbursements and advances shall not be subject to the subordination provisions of the Notes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

STERLING NATIONAL BANK,
as Issuer

By:	/s/ Luis Massiani
	Name:	Luis Massiani
	Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Issuing and Paying Agent and Note Registrar

By:	/s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

[Signature Page to Issuing and Paying Agency Agreement]